Exhibit 5
                                                                December 5, 2002


Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

 RE: 1st Source Corporation
     Form S-8 Registration Statement
     1st Source Corporation 1982 Executive Incentive Plan and Reoffer Prospectus

Ladies and Gentlemen:

     Reference is made to the Registration Statements of 1st Source Corporation (the "Company") on Form S-8 (the "Registration Statement") relating to the Company's 1982 Executive Incentive Plan which includes distinct filings for the Plan and another with a Reoffer Prospectus (the "Plans"), concurrently being filed with the Securities and Exchange Commission pursuant to which the Company's Common Stock, without par value per share (the "Shares"), is being offered under the Plans.

     I, or members of my staff subject to my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

     On the basis of the foregoing, it is my opinion that the Shares issued and delivered as contemplated by the Registration Statement and the Plans, including fulfillment of the terms of the Plans and the lapsing of the restrictions on the Shares pursuant to the Plans, will be duly authorized, validly issued, fully paid and non-assessable, and will constitute valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity. This opinion is limited to the laws of the State of Indiana and the Federal law.

     I hereby consent to the filing of this opinion as an exhibit to the Registrations Statement.

                                                     Very truly yours,


                                                     /s/ John B. Griffith
                                                     --------------------------
                                                     John B. Griffith
JBG/sam
Enclosures